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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Fund, Shareholder and Other Services" in the Statement of Additional Information and to the use of our reports on the Money Fund, New York Tax-Exempt Money Fund and Treasury Money Fund dated February 22, 2005, in this Registration Statement (Form N-1A No.33-47703) of BNY Hamilton Funds, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
November 11, 2005